UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	July 19, 2017
MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rile 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective as of July 19, 2017, MidSouth Bank, N.A. (the “Bank”), the banking subsidiary of MidSouth Bancorp, Inc. (the “Company”), and the Office of the Comptroller of the Currency (the “OCC”), the Bank’s primary federal regulator, entered into a formal written agreement (the “Agreement”). The Agreement provides, among other things, that the Bank:

•	create a committee to monitor the Bank’s compliance with the Agreement and make quarterly reports to the Board of Directors and the OCC;

•	adopt and implement a three-year strategic plan for the Bank consistent with regulatory guidance and to be reviewed and updated on at least an annual basis by the Board of Directors;

•
protect its interests in its criticized assets (those assets classified as “doubtful,” “substandard,” or “special mention” by internal or external loan review or examination), and adopt and implement a written program designed to eliminate the basis of criticism of criticized assets equal to or exceeding $250,000, which shall be reviewed and, as necessary, revised, on a quarterly basis;

•
may not extend additional credit to any borrower with an aggregate outstanding loan balance of $250,000 that is a criticized asset unless approved and deemed by the Bank's Board of Directors to be necessary to promote the best interests of the Bank and will not compromise the Bank's written program with respect to such loans;

•
develop and implement a written program to improve the Bank's loan portfolio management and provide the Board of Directors with written reports on the Bank's loan portfolio to enhance problem loan identification;

•	review and, as necessary, revise the Bank's loan review program to ensure the timely identification and categorization of problem credits consistent with regulatory guidance;

•	adopt and implement certain enhancements to its policies and procedures relating to its allowance for loan losses (“ALLL”) and the methodology related thereto; and

•	revise its internal audit program to ensure Bank adherence to an independent and comprehensive internal audit program.

The Agreement does not require the Bank to maintain any specific minimum regulatory capital ratios and, accordingly, does not change the Bank’s “well-capitalized” status as of the date hereof. However, in connection with its most recent examination, the OCC established higher individual minimum capital ratios for the Bank. Specifically, the Bank must maintain a Tier 1 capital to adjusted total assets ratio of at least 8%, and a total risk-based capital to risk-weighted assets ratio of at least 12%.

Management and the Bank’s Board of Directors are committed to promptly addressing the action items included in the Agreement and believe that the Bank has made significant progress in complying with the terms of the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.    Description

10.1	Formal Agreement by and between MidSouth, N.A. and the Comptroller of the Currency dated July 19, 2017.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
President and Chief Executive Officer

Date:	July 25, 2017

31764757